Exhibit 10.15e
THE ESTÉE LAUDER COMPANIES INC.
AMENDED AND RESTATED
NON-EMPLOYEE DIRECTOR SHARE INCENTIVE PLAN
(Amended and Restated as of July 13, 2021)

1.     Purpose. The Estée Lauder Companies Inc. Non-Employee Director Share Incentive Plan (the “Plan”) is intended (i) to provide incentives which will attract, retain and motivate highly competent persons as non-employee directors of The Estée Lauder Companies Inc. (the “Company”), and (ii) to assist in further aligning the interests of the Company’s non-employee directors with those of its other stockholders, by providing non-employee directors with opportunities to acquire shares of the Class A Common Stock, par value $0.01 per share, of the Company (“Class A Common Stock”) or to receive monetary payments based on the value of such shares pursuant to the Benefits (as defined below) described herein.

2.    Administration. The Plan will be administered by the Board of Directors of the Company (the “Board”) or a committee appointed by the Board from among its members (and references herein to the Board shall be deemed to include references to any such committee, except as the context otherwise requires). The Board is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits (as defined below) granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Board shall be binding and conclusive on all participants and their legal representatives. The Board may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Board in the engagement of such counsel, consultant or agent shall be paid by the Company.

3.    Participants. Each member of the Board who is not an employee of the Company or any subsidiary of the Company (a “Non-Employee Director”) shall be eligible to participate in the Plan.

4.    Type of Benefits. Benefits under the Plan shall be granted in a combination of (a) Stock Options, (b) Stock Awards and/or (c) Stock Units (each as described below, and collectively, the “Benefits”). Benefits may be evidenced by agreements (which need not be identical) in such forms as the Board may from time to time approve (each a “Benefit Agreement”); provided, however, that in the event of any conflict between the provisions of the Plan and any such Benefit Agreements, the provisions of the Plan shall prevail. A “Stock Award” means an award of Class A Common Stock.

5.    Common Stock Available Under The Plan.

(a) Subject to the provisions of this Section 5 and any adjustments made in accordance with Section 9 hereof, the maximum number of shares of Class A Common Stock that may be delivered to Non-Employee Directors and their beneficiaries under the Plan shall be 1,800,000 shares of Class A Common Stock, which may be authorized and unissued or treasury shares. Any shares of Class A Common Stock covered by a Stock Option or Stock Unit granted under the Plan, which is forfeited, is canceled, or expires, shall be deemed not to have been delivered for purposes of determining the maximum number of shares of Class A Common Stock available for delivery under the Plan.

(b) If any Stock Option is exercised by tendering shares of Class A Common Stock, either actually or by attestation, to the Company as full or partial payment in connection with the exercise of a Stock Option under the Plan, only the number of shares of Class A Common Stock issued net of the shares of Class A Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Class A Common Stock available for delivery under the Plan.

6.    Annual Stock Options.

(a)    Grant. On the date of each Annual Meeting of Stockholders of the Company during the term of the Plan, each Non-Employee Director in office immediately following such Annual Meeting shall be granted automatically a Stock Option to purchase that number of whole shares of Class A Common Stock such that the value, as determined in accordance with procedures generally utilized by the Company for its financial reporting at the time of the grant, does not exceed such dollar amount determined from time to time by the Board; provided that in no event shall the grant to each Non-Employee Director exceed 10,000 shares of Class A Common Stock (subject to adjustments made in accordance with Section 9 hereof). Stock Options are not intended to constitute “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

(b)    Exercise Price. Each Stock Option granted hereunder shall have a per-share exercise price equal to the Fair Market Value (as defined herein) of a share of Class A Common Stock on the date of grant (subject to adjustments made in accordance with Section 9 hereof).

(c)    Payment of Exercise Price. The option exercise price may be paid in cash or, in the discretion of the Board, by the delivery of shares of Class A Common Stock then owned by the Non-Employee Director (to be valued at their Fair Market Value on the date of exercise), by the withholding of shares of Class A Common Stock for which a Stock Option is exercisable, or by a combination of these methods. In the discretion of the Board, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Board may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Class A Common Stock then owned by a Non-Employee Director, providing the Company with a notarized statement attesting to the number of shares owned, in which case upon verification by the Company, the Company would issue to the Non- Employee Director only the number of incremental shares to which the Non- Employee Director is entitled upon exercise of the Stock Option. In determining which methods a Non-Employee Director may utilize to pay the exercise price, the Board may consider such factors as it determines are appropriate.

(d)    Exercise Period.

(i)    General. Each Stock Option granted to a Non-Employee Director hereunder shall become exercisable beginning on the first anniversary of the date of grant, provided that the Non-Employee Director continues to serve as a director of the Company on such anniversary date; provided, however, any such Stock Option granted to a Non-Employee Director shall become immediately exercisable in the event of (A) a Change in Control of the Company (as defined in Section 9(b) hereof), subject to Section 9(b) hereof or (B) the death of the Non-Employee Director. Each Stock Option shall terminate on the tenth anniversary of the date of grant unless terminated earlier pursuant to the Plan or Benefit Agreement. If a Non-Employee Director ceases to serve as a director of the Company for any reason other than as a result of a Change in Control or his or her death, each Stock Option granted to such person less than one year prior to cessation of service shall immediately terminate and become null and void upon such cessation of service.

(ii)    Termination of Directorship. If a Non-Employee Director ceases to serve as a director of the Company, any exercisable outstanding Stock Option previously granted to such Non-Employee Director shall, to the extent not theretofore exercised, remain exercisable at any time up to and including a date that is five years after the date of such cessation of service, at which time such Stock Option shall terminate and become null and void; provided, however, that no Stock Option shall be exercisable later than ten years after the date of grant; provided, further, however, if the service of a Non-Employee Director ceases by reason other than (A) death, (B) disability (as described in Section 22(e)(3) of the Code), (C) voluntary retirement from service as a director of the Company, or (D) the failure of the Company to nominate for re-election such Non- Employee Director who is otherwise eligible, unless such failure to nominate for re-election is due to any act of (1) fraud or intentional misrepresentation or (2) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any subsidiary, in which case such Stock Option shall immediately terminate and become null and void.

(e)    Post-Directorship Exercises. The exercise of any Stock Option after a Non-Employee Director ceases to serve as a director shall be subject to satisfaction of the conditions precedent that the former Non- Employee Director neither (i) competes with, or takes employment with or renders services to a competitor of, the Company, its subsidiaries or affiliates without the written consent of the Company, nor (ii) conducts himself or herself in a manner adversely affecting the Company. If a Stock Option shall be exercised by the legal or personal representative of a deceased Non-Employee Director or former Non-Employee Director, or by a person who acquired a Stock Option granted hereunder by bequest or inheritance or by reason of the death of any Non-Employee Director or former Non-Employee Director, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Stock Option.

7.    Initial Stock Units for New Non-Employee Directors.

(a)On the date of the first Annual Meeting of Stockholders of the Company which is at least six months after the date a Non-Employee Director is first elected to the Board, such Non-Employee Director (provided that he or she is in office immediately following the Annual Meeting) shall be granted automatically that number of Stock Units obtained by dividing (i) a dollar amount determined from time to time by the Board by (ii) the average closing price of the Class A Common Stock for the twenty days on which trading occurred immediately preceding the date of grant of the Stock Units. Each grant of a Stock Unit shall be accompanied by a Dividend Equivalent Right (as defined below) with respect to such Stock Unit, which shall be subject to the same vesting terms as the related Stock Unit.

(b)On the first business day of the calendar year following the year in which a Non-Employee Director ceases to serve as a director, the shares of Class A Common Stock representing the Stock Units granted to the Non-Employee Director pursuant to this Section 7 shall be distributed to him or her or, in the case of his or her death, to his or her legal or personal representative.

(c)The Board may, in its discretion, allow a Non-Employee Director to defer receipt of shares of Class A Common Stock in a manner which complies with Section 409A of the Internal Revenue Code of 1986, as amended.

(d)As used in this Section 7, a “Stock Unit” and a “Dividend Equivalent Right” shall have the same meanings for such terms as set forth in Section 8(d) below. Additional Stock Units paid in respect of Dividend Equivalent Rights shall be subject to the same terms and conditions as the Stock Units with which the Dividend Equivalent Rights are associated.

Notwithstanding the foregoing, but subject to Section 8(e) hereof, in no event shall a Non-Employee Director be granted Stock Units, including Dividend Equivalent Rights, pursuant to this Section 7, for greater than 2,000 shares of Class A Common Stock (subject to adjustments made in accordance with Section 9 hereof).

8.    Annual Stock Units.

(a)    On the date of each Annual Meeting of Stockholders of the Company during the term of the Plan, each Non-Employee Director in office immediately following such Annual Meeting shall be granted automatically that number of Stock Units obtained by dividing (i) a dollar amount determined from time to time by the Board by (ii) the average closing price of the Class A Common Stock for the twenty days on which trading occurred immediately preceding the date of grant of the Stock Units. Each grant of a Stock Unit shall be accompanied by a Dividend Equivalent Right (as defined below) with respect to such Stock Unit, which shall be subject to the same vesting terms as the related Stock Unit.

(b)    On the first business day of the calendar year following the year in which a Non-Employee Director ceases to serve as a director, the shares of Class A Common Stock representing the Stock Units granted to the Non- Employee Director shall be distributed to him or her or, in the case of his or her death, to his or her legal or personal representative.

(c)    The Board may, in its discretion, allow a Non-Employee Director to defer receipt of shares of Class A Common Stock in a manner which complies with Section 409A of the Internal Revenue Code of 1986, as amended.

(d)    A “Stock Unit” means a notional account representing one share of Class A Common Stock. A “Dividend Equivalent Right” means the right to receive the amount of any dividend paid on the share of Class A Common Stock represented by a Stock Unit, which shall be payable in the form of additional Stock Units. Additional Stock Units paid in respect of Dividend Equivalent Rights shall be subject to the same terms and conditions as the Stock Units with which the Dividend Equivalent Rights are associated.

(e)    Notwithstanding the foregoing, in no event shall a Non-Employee Director be granted Stock Units (including Dividend Equivalent Rights), as the case may be, pursuant to this Section 8 for greater than 10,000 shares of Class A Common Stock (subject to amendment from time to time by the Board, and to adjustments made in accordance with Section 9 hereof) in any calendar year.

9.    Adjustment Provisions; Change in Control.

(a)    If there shall be any change in the Class A Common Stock, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, the Board shall adjust, in a fair and equitable manner, the Plan and each outstanding Benefit thereunder, to prevent dilution or enlargement of participants’ rights under the Plan, and such an adjustment shall be made successively each time any such change shall occur. Such adjustment shall be effected by one or more of the following, as applicable, as determined by the Board of Directors: (i) adjustment of the number of Class A Common Stock and/or kind of shares of common stock of the Company or other securities that may be issued under the Plan, adjustment of the number of Class A Common Stock and/or kind of shares of common stock of the Company or other securities that are subject to outstanding Benefits, and/or where applicable, the exercise price or purchase price applicable to such Benefits; (ii) grant of a right to receive one or more payments of securities, cash and/or property (which right may be evidenced as an additional Benefit under this Plan) in respect of any outstanding Benefit, (iii) provision for the settlement of any outstanding Benefit (other than a Stock Option) in such securities, cash and/or other property as would have been received had the Benefit been settled in full immediately prior to the change; provided, however, that any adjustment pursuant to this Section 9 shall comply with or otherwise ensure exemption from Section 409A of the Code, as applicable.

(b)    Notwithstanding any other provision of this Plan, if there is a Change in Control of the Company, all then outstanding Stock Options shall immediately become exercisable and all outstanding Stock Units shall immediately become payable. For purposes of this Section 9(b), a “Change in Control” of the Company shall be deemed to have occurred upon any of the following events:

(i)    On or after the date there are no shares of Class B Common Stock, par value $.01 per share, of the Company outstanding, any person as such term is used in Section 13(d) of the Exchange Act or person(s) acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act (other than the Company, any subsidiary, any employee benefit plan sponsored by the Company or any member of the Lauder family or any family-controlled entities (collectively, the “Lauder Family”)) shall acquire (or shall have acquired during the 12-month period ending on the date of the most recent acquisition by such person(s)) and shall “beneficially own” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, at least 30% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board; or

(ii)    During any period of twelve consecutive months, either (A) the individuals who at the beginning of such period constitute the Board of Directors or any individuals who would be “Continuing Directors” (as hereinafter defined) cease for any reason to constitute at least a majority thereof or (B) at any meeting of the shareholders of the Company called for the purpose of electing directors, a majority of the persons nominated by the Board for election as directors shall fail to be elected; or

(iii)    Consummation of a sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company; or

(iv)    Consummation of a merger or consolidation of the Company (A) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly-owned subsidiary of the Company in which all shares of the Company’s common stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for common stock of the subsidiary) or (B) pursuant to which all shares of the Company’s common stock are converted into cash, securities or other property, except in either case, a consolidation or merger of the Company in which the holders of the shares of Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the shares of Common Stock of the continuing or surviving corporation immediately after such consolidation or merger or in which the Board immediately prior to the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of directors of the continuing or surviving corporation.

Notwithstanding the foregoing, (I) none of the following shall constitute a Change in Control of the Company: (A) changes in the relative beneficial ownership among members of the Lauder Family, without other changes that would constitute a Change in Control; or (B) any spin-off of a division or subsidiary of the Company to its stockholders and (II) if “Change in Control” is used as a payment date for “nonqualified deferred compensation” within the meaning of Section 409A of the Code, the event must also constitute a “change in control event” within the meaning of Section 409A of the Code.

For purposes of this Section 9(b), “Continuing Directors” shall mean (x) the directors of the Company in office on the Effective Date (as defined below) and (y) any successor to any such director and any additional director who after the Effective Date whose appointment or election is endorsed by a majority of the Continuing Directors at the time of his or her nomination or election.

The Board, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Class A Common Stock subject to such Stock Option, an amount equal to the excess of the Fair Market Value of such shares of Class A Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction constituting the Change in Control) or in a combination thereof, as the Board, in its discretion, shall determine. The provisions contained in the preceding sentence shall be inapplicable to a Stock Option granted within six (6) months before the occurrence of a Change in Control if the holder of such Stock Option is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is otherwise available to such holder.

10.    Nontransferability. Stock Options and Stock Units granted under the Plan to a Non-Employee Director shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the Non-Employee Director’s lifetime, only by the Non-Employee Director. In the event of the death of a Non-Employee Director, each Stock Option theretofore granted to him or her shall be exercisable during such period after his or her death and by such persons as set forth in Section 6 above. Notwithstanding the foregoing, at the discretion of the Board, an award of a Stock Option or Stock Unit may permit the transferability of any such Stock Option or Stock Unit by a Non-Employee Director solely to the Non-Employee Director’s spouse, siblings, parents, children and/or grandchildren, or to trusts for the benefit of such persons, or to partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the Stock Option or Stock Unit.

11.    Other Awards and Provisions. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other Non-Employee Director) as the Board determines appropriate. The Board also may make any other awards to Non- Employee Directors as are consistent with the purposes of this Plan with such terms and conditions as the Board may determine in its sole discretion.

12.    Issuance of Stock Certificates and Related Matters. The Company may endorse such legend or legends upon the certificates or book entries for shares of Class A Common Stock issued under this Plan and may issue such “stop transfer” instructions to its transfer agent in respect of such shares as the Board, in its sole discretion, determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) or (ii) implement the provisions of the Plan and any agreement between the Company and the Non-Employee Director. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Class A Common Stock under the Plan or make any other distribution of Benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation the Securities Act), and the applicable requirements of any securities exchange or similar entity.

13.    Fair Market Value. For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value shall be the closing price of the Class A Common Stock on the date of calculation (or on the last preceding trading date if Class A Common Stock was not traded on such date) if the Class A Common Stock is readily tradable on a national securities exchange or other market system, and if the Class A Common Stock is not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Board as the fair market value of the Class A Common Stock; provided that for purposes of determining the exercise price of Stock Options, the Fair Market Value will be determined in accordance with the requirements of Section 409A of the Code and the regulations thereunder.

14.    Tenure. A Non-Employee Director’s right, if any, to continue to serve as a director of the Company or any of its subsidiaries or affiliates shall not be enlarged or otherwise affected by his or her designation as a participant under this Plan.

15.    Unfunded Plan. Non-Employee Directors shall have no right, title, or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Non-Employee Director, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

16.    No Fractional Shares. No fractional shares of Class A Common Stock shall be issued or delivered pursuant to the Plan. The Board shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

17.    Amendment and Termination. The Board may amend the Plan from time to time or suspend or terminate the Plan at any time. However, no amendment shall have a material adverse effect on an outstanding Stock Option or Stock Unit without the consent of the holder. No amendment of the Plan may be made without approval of the stockholders of the Company if required by applicable law or by any listing agreement to which the Company is a party with a national securities exchange or other market system.

18.    Compliance with Section 409A of the Code and Section 457A of the Code.

(a)    General. The Company intends that any Benefits be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 409A”), such that there are no adverse tax consequences, interest, or penalties pursuant to Section 409A as a result of the Benefits. Notwithstanding the Company’s intention, in the event any Benefit is subject to Section 409A, the Committee may, in its sole discretion and without a participant’s prior consent, amend the Plan and/or outstanding Benefits, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt the Plan and/or any Benefit from the application of Section 409A, (ii) preserve the intended tax treatment of any such Benefit, or (iii) comply with the requirements of Section 409A, including without limitation any such regulations guidance, compliance programs and other interpretative authority that may be issued after the date of grant of a Benefit. This Plan shall be interpreted at all times in such a manner that the terms and provisions of the Plan and Benefits are exempt from or comply with Section 409A.

(b)    Separation from Service. A termination of service as a member of the Board shall not be deemed to have occurred for purposes of any provision of the Plan or any Benefit Agreement providing for the payment of any amounts or benefits that are considered “nonqualified deferred compensation” (within the meaning of Section 409A) under Section 409A upon or following a termination of service as a member of the Board, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of the Plan or any Benefit Agreement relating to any such payments or benefits, references to a “termination,” “ceasing to serve,” “termination of continuous service” or like terms shall mean “separation from service.” Notwithstanding any contrary provision in the Plan or any Benefit Agreement, if any participant in the Plan subsequently commences employment with the Company or its subsidiaries and is deemed a “specified employee” (as defined under Section 409A) at the time of his or her “separation from service”, any payment(s) of nonqualified deferred compensation that are otherwise required to be made under the Plan to such a participant as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such “separation from service” and shall instead be paid (in a manner set forth in the Benefit Agreement, if any) on the payment date that immediately follows the end of such six-month period (or, if earlier, within 10 business days following the date of death of such participant) or as soon as administratively practicable within 90 days thereafter, but in no event later than the end of the applicable taxable year.

(c)    Section 457A. The Company intends that any Benefits be structured in compliance with, or to satisfy an exemption from, Section 457A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 457A”), such that there are no adverse tax consequences, interest, or penalties as a result of the Benefits and Section 457A. Notwithstanding the Company’s intention, in the event any Benefit is subject to Section 457A, the Committee may, in its sole discretion and without a participant’s prior consent, amend the Plan and/or Benefits, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt the Plan and/or any Benefit from the application of Section 457A, (ii) preserve the intended tax treatment of any such Benefit, or (iii) comply with the requirements of Section 457A, including without limitation any such regulations, guidance, compliance programs and other interpretative authority that may be issued after the date of the grant.

(d)    No Guarantee. Nothing in this Plan shall be a guarantee of any particular tax treatment.

19.    Governing Law. This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).

20.    Effective Date. The Plan was effective as of November 9, 2000 (the “Effective Date”) and was amended and restated effective November 9, 2007, amended effective July 14, 2011, and amended and restated as of (i) November 12, 2015, (ii) November 1, 2017, (iii) August 22, 2019, and (iv) July 13, 2021.